Exhibit 10.20

[FORM OF]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into this          day of           , 2014 (the “Effective Date”), by and among Occidental Petroleum Corporation, a Delaware corporation (“Occidental”), California Resources Corporation, a Delaware corporation (“CRC”), and, solely for the purpose of Section 3 hereof, [EXECUTIVE] (the “Executive”). Occidental, CRC and the Executive are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, Occidental and the Executive are currently parties to that certain retention and separation benefits letter dated as of February       , 2013 (the “Retention Agreement”);

WHEREAS, Occidental has determined that it would be appropriate, desirable and in the best interests of Occidental and the shareholders of Occidental to separate its California business from Occidental into a separate publicly-traded entity by distributing to holders of shares of Occidental common stock, through a spin-off, approximately 80.1% of the outstanding shares of CRC common stock (such transaction the “Spin-Off”);

WHEREAS, in order to effectuate the Spin-Off, (a) Occidental will transfer certain assets and liabilities associated with its California business to CRC and its subsidiaries pursuant to a Separation and Distribution Agreement and certain other agreements which have been or are expected to be entered into by and between Occidental and CRC and (b) Occidental has transferred or will transfer the employment of certain employees (including the Executive) to CRC or a subsidiary of CRC;

WHEREAS, in connection with the Spin-Off, Occidental wishes to assign to CRC, and CRC wishes to assume, all of Occidental’s duties, obligations, rights and benefits pursuant to the Retention Agreement; and

WHEREAS, the Executive agrees to consent to the assignment by Occidental of such duties, obligations, rights and benefits to CRC.

NOW, THEREFORE, the Parties agree as follows:

1.             Effective as of immediately prior to the effective time of the Spin-Off (the “Spin-Off Time”), (a) Occidental hereby assigns all of its duties, obligations, rights and benefits under the Retention Agreement to CRC and (b) CRC hereby assumes all duties, obligations, rights and benefits of Occidental under the Retention Agreement.

2.             From and after the Spin-Off Time, Occidental is hereby relieved of the duties and obligations assumed by CRC under this Agreement and shall be indemnified and held harmless by CRC for such obligations.

3.             Notwithstanding any provision to the contrary in the Retention Agreement, as of the Effective Date, the Executive (a) expressly consents to the assignment of duties, obligations, rights and benefits hereunder, (b) expressly acknowledges that any transfer (including, without limitation, any transfer on, prior to or after the Effective Date) of the Executive’s employment to a direct or indirect subsidiary of Occidental will not result in the payment of any separation or other benefits pursuant to the Retention Agreement and (c) hereby releases and holds harmless Occidental and each of its subsidiaries (other than CRC and its subsidiaries) from all obligations pursuant to the Retention Agreement.

4.             This Agreement is expressly contingent upon the completion of the Spin-Off. In the event that the Spin-Off is not consummated, this Agreement shall be null and void ab initio provided, that, the Executive’s acknowledgement set forth in Section 3(b) hereof shall survive such termination.

5.             This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to any conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

6.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or scanned and emailed transmission of any signed original document or retransmission of any signed facsimile or scanned and emailed transmission will be deemed the same as delivery of an original. At the request of any Party, the other Parties will confirm facsimile or scanned and emailed transmission by signing a duplicate original document.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

OCCIDENTAL PETROLEUM CORPORATION

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

Solely with respect to Section 3 hereof:

EXECUTIVE

[Name]

[Signature Page to Assignment and Assumption Agreement]